As filed with the Securities and Exchange Commission on March 18, 2004

Registration No. 333-111397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NVIDIA Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-3177549
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2701 San Tomas Expressway

Santa Clara, California 95050

(408) 486-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jen-Hsun Huang

President and Chief Executive Officer

NVIDIA Corporation

2701 San Tomas Expressway

Santa Clara, California 95050

(408) 486-2000

(Name, address, including zip code, and telephone number, including area code, of agent for services)

Copies to:

Eric C. Jensen, Esq.

COOLEY GODWARD LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, par value $0.001 per share	—	—
Preferred Stock, par value $0.001 per share	—	—
Warrants	—	—
Debt Securities	—	—
Stock Purchase Contracts	—	—
Stock Purchase Units	—	—
Total	$500,000,000	$40,450

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. This calculation includes the underlying securities issuable under the debt securities or preferred stock that may be issued pursuant to the registration statement. Previously paid pursuant to the Form S-3 filed on December 19, 2003 (No. 333-111397).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated March 18, 2004

PROSPECTUS

NVIDIA CORPORATION

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

From time to time, we may sell common stock, preferred stock, debt securities and/or warrants.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock currently trades on the Nasdaq National Market under the symbol “NVDA.” On March 5, 2004, the last reported sales price for our common stock was $22.19 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on the Nasdaq National Market or any securities exchange of the securities covered by the prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. Please see the section entitled “Quantitative and Qualitative Disclosures About Market Risk” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission, both of which are incorporated by reference herein in their entirety.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2004

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities, warrants, stock purchase contracts and/or stock purchase units in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, preferred stock, debt securities, warrants, stock purchase contracts and/or stock purchase units, we will provide a prospectus supplement that will contain more specific information, as set forth below in the section entitled “The Securities We May Offer.” We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

i

NVIDIA CORPORATION

Overview

We are one of the world’s largest “fabless” semiconductor companies, supplying graphics and media communications processors and related software that are integral to personal computers, or PCs, professional workstations, handheld devices and digital entertainment platforms. We provide an architecturally compatible “top-to-bottom” family of award-winning graphics processing units, or GPUs, which set the standard for performance, quality, compatibility and features for a broad range of personal computing platforms. Our graphics and communications processors are used for a wide variety of applications, including games, digital content creation, personal digital image editing, business productivity and product and industrial design. Our mission is to be the most important visual computing company in the world.

Interactive 3D graphics are integral to various computing and entertainment platforms such as workstations, consumer and commercial desktop PCs, Internet appliances and video gaming consoles. 3D graphics is a powerful broadband medium that enables the communication and visualization of information, whether it is in professional applications like digital content creation and computer assisted design and computer assisted manufacturing, or CAD/CAM, or commercial applications like financial analysis and business-to-business collaboration or simply surfing the Internet or playing games. The visually engaging and interactive nature of 3D graphics responds to consumers’ demands for a convincing simulation of reality beyond what is possible with traditional 2D graphics. We expect that the fundamental interactive capability and distributive nature of 3D graphics will make it the primary broadband medium for a digitally connected world. We believe that a substantial market opportunity exists for providers of performance 3D graphics processors, particularly as performance 3D graphics have become an increasingly important requirement and point of differentiation for PC original equipment manufacturers, or OEMs.

Our entire product line provides superior processing and rendering power at competitive prices and is designed to deliver the maximum performance from industry standards such as Microsoft’s DirectX API and SGI’s OpenGL API on Windows operating systems and Linux platforms. The GeForce family, representing our desktop GPUs, which also includes the GeForce2, GeForce3, GeForce4 and GeForce FX, is designed to deliver the highest performance and features for every price product line ranging from mainstream to performance PCs. The nForce family represents our platform processors for desktop and notebook PCs. We define a platform processor as a chipset that can off-load system functions, such as audio processing and network communications, and perform these operations independently from the host central processing unit, or CPU. The nForce family is the industry’s first highly-integrated platform processor to incorporate a comprehensive set of multimedia capabilities, such as 2D, 3D, DVD, HDTV, Dolby Digital audio playback and fast broadband and networking communications. The GeForce Go family represents our mobile GPUs, which consists of the GeForce4 Go, GeForce2 Go, Quadro4 GL Go, Quadro2 Go and GeForce FX Go GPUs. These are designed to deliver desktop graphics performance and features for multiple notebook configurations from desktop replacements, performance notebooks and thin-and-lights to mobile workstations. NVIDIA’s Quadro branded products are robust, high-performance workstation solutions for the professional user that are available for the high-end, mid-range, entry-level and multi-display product lines. The NVIDIA Quadro products are fully certified for all professional workstation applications, and are designed to deliver the graphics performance and precision required by professional applications. The Xbox processors feature the dual-processing architecture of NVIDIA’s XGPU and MCP to power the video game system’s standout graphics, audio and networking capabilities. The GoForce 2150 is the first product from the combined efforts of NVIDIA and MediaQ. The GoForce 2150 offers a host of advanced features for cell phones and PDAs. Using dedicated hardware accelerator engines, the GoForce 2150 delivers exceptionally high performance for multimedia applications and drives high-resolution displays, while extending handheld battery life through a variety of unique power management techniques.

Corporate Information

We were incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Our executive offices are located at 2701 San Tomas Expressway, Santa Clara, California 95050, and our telephone number is (408) 486-2000. Our web site is located at www.nvidia.com. Information contained on our web site should not be deemed to be part of this prospectus.

All NVIDIA brand and product names are trademarks or registered trademarks of NVIDIA Corporation, in the United States and other countries. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective holders. We do not intend our use or display of other parties’ trade names, or trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, us by these other parties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Quantitative and Qualitative Disclosures About Market Risk” contained in our most recent annual report on Form 10-K, as amended, and contained in our most recent quarterly report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety.

Investment in our securities involves a high degree of risk. You should consider carefully the “Quantitative and Qualitative Disclosures About Market Risk”, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are included or incorporated or deemed to be incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements include but are not limited to: statements related to industry trends and future growth in the markets for three dimensional, or 3D, graphics and media communication processors; our product development efforts; the timing of our introduction of new products; industry and consumer acceptance of our products; and future profitability.

Any or all of our forward-looking statements in this prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We advise you to consult any additional cautionary discussion of risks and uncertainties under “Quantitative and Qualitative Disclosures About Market Risk” contained in our most recent annual report on Form 10-K, as amended, and contained in our most recent quarterly report on Form 10-Q. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed in our most recent annual report on Form 10-K, as amended, and quarterly report on Form 10-Q could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants, stock purchase contracts and/or stock purchase units to purchase any of such securities with a total value of up to $500,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as any warrant agreement that contains the terms of the warrants. The warrant agreement and form of warrant containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Stock Purchase Contracts and Stock Purchase Units. We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock or preferred stock at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract, pledge or security agreement and any combination, other than any of our securities, of unrestricted third party debt securities, common stock, other stock purchase contracts and debt obligations, including U.S. Treasury securities, in each case securing holders’ obligations to purchase or to sell, as the case may be, common stock or preferred stock under the stock purchase contract.

In this prospectus, we have summarized certain general features of the stock purchase contracts and stock purchase units. We urge you, however, to read the prospectus supplements related to the specific stock purchase contracts or stock purchase units being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts or stock purchase units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract or stock purchase unit that we are offering before the sale of the related stock purchase contract or stock purchase unit.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended					Nine Months Ended
	January 31, 1999	January 30, 2000	January 28, 2001	January 27, 2002	January 26, 2003	October 27, 2002	October 26, 2003
	(in thousands, except ratio of earnings)
Fixed Charges:
Interest expensed and debt cost amortization	$291	$332	$4,852	$16,173	$16,467	$12,318	$11,915
Estimate of interest within rental expense	513	825	1,032	4,565	8,445	6,343	6,481

Total Fixed Charges	$804	$1,157	$5,884	$20,738	$24,912	$18,661	$18,396

Earnings:
Pre-tax gain (loss) from continuing operations	$4,487	$60,371	$144,808	$252,749	$150,557	$77,791	$60,424
Fixed charges	804	1,157	5,884	20,738	24,912	18,661	18,396

Total earnings (loss) for computation of ratio	$5,291	$61,528	$150,692	$273,487	$175,469	$96,452	$78,820

Ratio of earnings to fixed charges	6.58	53.16	25.61	13.19	7.04	5.17	4.28

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds for working capital and general corporate purposes. In particular, we expect to incur significant operating expenses in connection with:

•	continuing to develop our technology;

•	hiring additional personnel;

•	expanding our sales and marketing organization and activities;

•	acquiring complementary technologies or businesses; and

•	capital expenditures.

Pending application of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment grade securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.001 par value, and 2,000,000 shares of preferred stock, $0.001 par value. As of December 12, 2003, there were 163,915,729 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock, whether pursuant to this offering or otherwise, could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents.

Certificate of Incorporation

Our certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights.

Our certificate of incorporation also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing and that the stockholders may amend our bylaws or adopt new bylaws, only by the affirmative vote of 66 2/3% of the outstanding voting securities. A special meeting of the stockholders may be called by our Chairman, our Chief Executive Officer or a resolution adopted by a majority of the total number of authorized directors. These provisions may have the effect of delaying, deferring or preventing a change in control.

The classification of our board of directors and lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain Transactions

Our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law and any other applicable law. We are also empowered under our bylaws to indemnify other officers, employees and other agents to the fullest extent permitted by Delaware law or any other applicable law and to enter into indemnification contracts with our directors and executive officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition, our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) breach of the directors duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) violating Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for our common stock. Mellon Investor Services’ address is 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104 and telephone number is (415) 743-1444.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness or issuing additional securities;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, any other of our securities or securities of a third party that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours to or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of securities; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part may limit the amount of indebtedness which we may incur and do not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. We have filed forms of these documents as exhibits to the registration statement, which includes this prospectus. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general features of the stock purchase contracts and stock purchase units that we may offer under this prospectus. While the features we have summarized below will generally apply to any future stock purchase contracts or stock purchase units that we may offer, we will describe the particular terms of any stock purchase contracts or stock purchase units in more detail in the applicable prospectus supplement.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any stock purchase contract, stock purchase unit, pledge agreement or security agreement that we may offer under this prospectus before the sale of the related stock purchase contract or stock purchase unit. We urge you to read the applicable prospectus supplements related to the specific stock purchase contracts, stock purchase units, pledge or security agreement being offered, as well as the complete instruments that contain the terms of the securities that are subject to those stock purchase contracts, stock purchase units, pledge or security agreement. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

General

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock or preferred stock at a future date. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The consideration per share of common stock or preferred stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable or to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as units, known as stock purchase units, consisting of a stock purchase contract, pledge or security agreement and any combination, other than any of our securities, of unrestricted third party debt securities, common stock, other stock purchase contracts and debt obligations, including U.S. Treasury securities, in each case, deposited in an account pledged in favor of us to secure holders’ obligations to purchase or to sell, as the case may be, common stock or preferred stock under the stock purchase contracts. The account will be held with a third party banking institution and the proceeds therein will secure the holder’s obligations to purchase or to sell, as the case may be, common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In the event the holders fail to satisfy their obligations under the stock purchase contracts, the proceeds therein may be liquidated to satisfy in full or in part such obligations.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers or because they are legally required to do so. They are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

In certain circumstances, we may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. They are not obligated to do so under the terms of the securities. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security, which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If this registration statement is used for an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, the amount of securities registered under this registration statement for such an offering may not exceed 10% of the aggregate market value of our outstanding voting stock as proscribed by Rule 415(a)(4) of the Securities Act of 1933.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley Godward LLP, Palo Alto, California. As of December 17, 2003, certain partners and associates of Cooley Godward LLP own an aggregate of 32,068 shares of our common stock.

EXPERTS

The consolidated financial statements of NVIDIA Corporation and subsidiaries as of January 27, 2002 and January 26, 2003, and for each of the years in the three-year period ended January 26, 2003 and related financial statement schedule have been incorporated by reference herein, and in the registration statement, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock, preferred stock, debt securities and/or warrants that we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and the SEC’s Regional offices located at 5670 Wilshire Boulevard, Los Angeles, California 90036 or on the Internet at www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information in or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the completion of the offering (other than current reports furnished under Item 9 or Item 12 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended January 26, 2003, filed with the SEC on April 25, 2003;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2003, filed with the SEC on May 22, 2003;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2003, filed with the SEC on September 9, 2003;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended October 26, 2003, filed with the SEC on November 21, 2003;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 20, 2003; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A, as amended, filed on January 12, 1999, under the Exchange Act.

You may request a copy of these filings, at no cost to you, by writing or telephoning us at: NVIDIA Corporation Attention: Investor Relations, 2701 San Tomas Expressway, Santa Clara, California 95050; Telephone (408) 486-2000.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus or from any sale made under this prospectus that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All the amounts shown are estimates except for the registration fee.

Registration fee	$40,450
Legal fees and expenses	$25,000
Accounting fees and expenses	$35,000
Printing expenses	$20,000
Trustee fees and expenses	$20,500
Miscellaneous	$4,550

TOTAL	$145,500

Item 15.    Indemnification of Officers and Directors.

Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Our certificate of incorporation, as amended, provides for the elimination of liability for monetary damages for breach of our directors’ fiduciary duty of care to us and our stockholders. These provisions do not eliminate our directors’ duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and for violating Section 174 of the Delaware General Corporation Law. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into agreements with our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The underwriting agreement (Exhibit 1.1) will provide for indemnification by any of our underwriters, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits.

Exhibit Number	Description of the Document

1.1	Underwriting Agreement. (1)

4.1	Amended and Restated Certificate of Incorporation. (2)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (3)

4.3	Bylaws, as amended. (4)

4.4	Specimen Stock Certificate. (5)

4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock. (1)

4.6	Second Amended and Restated Investors’ Rights Agreement, dated August 19, 1997 between the Company and the parties indicated thereto and First Amendment to Second Amended and Restated Investors’ Rights Agreement, dated July 22, 1998. (6)

4.7	Second Amendment to Second Amended and Restated Investors’ Rights Agreement, dated April 12, 1999. (7)

4.8	Form of Indemnity Agreement between NVIDIA Corporation and each of its directors and officers. (8)

4.9	Form of Senior Debt Indenture. (9)

4.10	Form of Subordinated Debt Indenture. (9)

4.11	Form of Senior Note. (1)

4.12	Form of Subordinated Note. (1)

4.13	Form of Common Stock Warrant Agreement and Warrant Certificate. (9)

4.14	Form of Preferred Stock Warrant Agreement and Warrant Certificate. (9)

4.15	Form of Debt Securities Warrant Agreement and Warrant Certificate. (9)

4.16	Form of Stock Purchase Contract. (1)

4.17	Form of Stock Purchase Unit. (1)

5.1	Opinion of Cooley Godward LLP. (10)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges. (9)

23.1	Consent of KPMG LLP. (10)

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page). (9)

25.1	Statement of Eligibility of Trustee Under Senior Debt Indenture. (9)

25.2	Statement of Eligibility of Trustee Under Subordinated Debt Indenture. (9)

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Previously filed as Exhibit 4.1 to our registration statement on Form S-8 filed on March 23, 1999 (No. 333-74905) and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.4 to our quarterly report on Form 10-Q for the quarter ended July 28, 2002, filed on September 10, 2002 (No. 000-23985), and incorporated by reference herein.

(4)	Previously filed as Exhibit 3.1 to our quarterly report on Form 10-Q for the quarter ended July 29, 2001, filed on September 10, 2001 (No. 000-23985), and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.2 to our registration statement on Form S-1/A filed April 24, 1998 (No. 333-47495), as amended, and incorporated by reference herein.
(6)	Previously filed as Exhibit 4.3 to our registration statement on Form S-1/A filed on November 20, 1998 (No. 333-47495), as amended, and incorporated by reference herein.
(7)	Previously filed as Exhibit 4.4 to our quarterly report on Form 10-Q, for the quarter ended May 2, 1999 filed on June 15, 1999 (No. 000-23985), and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.1 to our registration statement on Form S-1 filed on March 6, 1998 (No. 333-47495), as amended, and incorporated by reference herein.
(9)	Previously filed.
(10)	Filed herewith.

Item 17.    Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)    The undersigned registrant undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, County of Santa Clara, State of California on March 18, 2004.

NVIDIA CORPORATION

By:	/s/ JEN-HSUN HUANG

Jen-Hsun Huang President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEN-HSUN HUANG Jen-Hsun Huang	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2004

/s/ MARVIN D. BURKETT Marvin D. Burkett	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2004

* Tench Coxe	Director	March 18, 2004

* James C. Gaither	Director	March 18, 2004

* Harvey C. Jones	Director	March 18, 2004

* William J. Miller	Director	March 18, 2004

* A. Brooke Seawell	Director	March 18, 2004

* Mark A. Stevens	Director	March 18, 2004

*By:	/s/ JEN-HSUN HUANG

Jen-Hsun Huang Attorney-in-fact

EXHIBITS INDEX

Exhibit Number	Description of the Document

1.1	Underwriting Agreement. (1)

4.1	Amended and Restated Certificate of Incorporation. (2)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (3)

4.3	Bylaws, as amended. (4)

4.4	Specimen Stock Certificate. (5)

4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock. (1)

4.6	Second Amended and Restated Investors’ Rights Agreement, dated August 19, 1997 between the Company and the parties indicated thereto and First Amendment to Second Amended and Restated Investors’ Rights Agreement, dated July 22, 1998. (6)

4.7	Second Amendment to Second Amended and Restated Investors’ Rights Agreement, dated April 12, 1999. (7)

4.8	Form of Indemnity Agreement between NVIDIA Corporation and each of its directors and officers. (8)

4.9	Form of Senior Debt Indenture. (9)

4.10	Form of Subordinated Debt Indenture. (9)

4.11	Form of Senior Note. (1)

4.12	Form of Subordinated Note. (1)

4.13	Form of Common Stock Warrant Agreement and Warrant Certificate. (9)

4.14	Form of Preferred Stock Warrant Agreement and Warrant Certificate. (9)

4.15	Form of Debt Securities Warrant Agreement and Warrant Certificate. (9)

4.16	Form of Stock Purchase Contract. (1)

4.17	Form of Stock Purchase Unit. (1)

5.1	Opinion of Cooley Godward LLP. (10)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges. (9)

23.1	Consent of KPMG LLP. (10)

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page). (9)

25.1	Statement of Eligibility of Trustee Under Senior Debt Indenture. (9)

25.2	Statement of Eligibility of Trustee Under Subordinated Debt Indenture. (9)

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Previously filed as Exhibit 4.1 to our registration statement on Form S-8 filed on March 23, 1999 (No. 333-74905) and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.4 to our quarterly report on Form 10-Q for the quarter ended July 28, 2002, filed on September 10, 2002 (No. 000-23985), and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.1 to our quarterly report on Form 10-Q for the quarter ended July 29, 2001, filed on September 10, 2001 (No. 000-23985), and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.2 to our registration statement on Form S-1/A filed on April 24, 1998 (No. 333-47495), as amended, and incorporated by reference herein.
(6)	Previously filed as Exhibit 4.3 to our registration statement on Form S-1/A filed on November 20, 1998 (No. 333-47495), as amended, and incorporated by reference herein.
(7)	Previously filed as Exhibit 4.4 to our quarterly report on Form 10-Q, for the quarter ended May 2, 1999 filed on June 15, 1999 (No. 000-23985), and incorporated by reference herein.

(8)	Previously filed as Exhibit 10.1 to our registration statement on Form S-1 filed on March 6, 1998 (No. 333-47495), as amended, and incorporated by reference herein.
(9)	Previously filed.
(10)	Filed herewith.